SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 22, 2003

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-12957               22-2372868
(State or other jurisdiction of          (Commission            (IRS Employer
         incorporation)                  File Number)           Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

Enzon Pharmaceuticals, Inc. (NASDAQ:ENZN) announced today that it is updating its financial outlook and withdrawing its pre-tax net income and EBITDA guidance for the fiscal year ending June 30, 2004 which it announced in its fourth quarter 2003 earnings conference call on August 13, 2003, based on the performance of Schering-Plough's PEG-INTRON(R).

Based on the information received from Schering-Plough, Enzon now anticipates receiving royalty revenue for the quarter ended September 30, 2003 of approximately $13.5 to $14.5 million. The royalty revenue received by Enzon is made up principally of royalties from sales of PEG-INTRON by Schering-Plough. Enzon does not participate in the manufacturing, marketing or sales of PEG-INTRON. The decline in royalty revenue this quarter as well as the significant volatility in royalty revenue in previous quarters are not reasonably predictable from prescription data, the only information available to Enzon to forecast sales of PEG-INTRON. Based on the significant volatility and the lack of reliable predictive information for net sales of PEG-INTRON, the Company is unable to continue to provide guidance on net income for fiscal 2004.

The Company also announced that it is increasing its guidance on North American sales of ABELCET(R) (Amphotericin B Lipid Complex Injection) to the upper end of its previously announced range for full year fiscal 2004 to $65 to $70 million as compared to the original range of $60 to $70 million. ABELCET is the largest product that Enzon markets and represents approximately 60% of Enzon's net sales. Except as described in this release, Enzon is not revising any of the other guidance provided in the August 13th conference call.

The management of Enzon will be hosting a conference call today, October 22, 2003 at 9:30 AM EDT. All interested parties can access the live call using the following information:

                   Domestic Dial-In Number            888-423-3271
                   International Dial-In Number       651-224-7582
                   Access Code                        703294

Enzon's conference call will also be webcast in a "listen only" mode via the Internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call on October 22, 2003 at approximately 2:45 PM EDT. This rebroadcast will end on November 6, 2003 at midnight. The rebroadcast may be accessed using the following information:

                   Domestic Dial-In Number            800-475-6701
                   International Dial-In Number       320-365-3844
                   Access Code                        703294

The management of Enzon will also be hosting a conference call in conjunction with the release of its first quarter earnings for fiscal 2004 on November 6, 2003 at 5:00 PM EDT. All interested parties can access the live call using the following information:

                    Domestic Dial-In Number            800-553-0351
                    International Dial-In Number       612-288-0318
                    Access Code                        702254

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including PEG-INTRON, marketed by Schering-Plough, and ABELCET, which is marketed in North America by Enzon. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, Enzon's ability to continue to increase ABELCET's share of the antifungal market and to sustain such increased market share and to successfully market its proprietary products; Enzon's dependence on Schering-Plough's effective marketing of PEG-INTRON; Enzon's ability to clinically advance its PEG-Camptothecin and ATG-Fresenius programs; Enzon's ability to sustain profitability and positive cash flow; risks in obtaining and maintaining regulatory approval for indications and expanded indications for Enzon's products; market acceptance of and continuing demand for Enzon's products; timing and results of clinical trials and the impact of competitive products and pricing. All information in this press release is as of October 22, 2003, and the Company undertakes no duty to update this information.

Item 12. Results of Operations and Financial Condition

On October 22, 2003, Enzon Pharmaceuticals, Inc. issued a press release to update its financial outlook and withdraw its pre-tax net income and EBITDA guidance for the fiscal year ending June 30, 2004, which it announced in its fourth quarter 2003 earnings conference call on August 13, 2003, based on the performance of Schering-Plough's PEG-INTRON(R). A copy of this press release is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 12 by reference.

The information in this Item 12, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2003


                                           By:   /s/ Kenneth J. Zuerblis
                                               ---------------------------------
                                               Kenneth J. Zuerblis
                                               Vice President, Finance and
                                               Chief Financial Office